Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Highland Funds I:

We consent to the use of our report, dated February 28, 2017, with respect to the financial statements of Highland Merger Arbitrage Fund, incorporated herein by reference. We also consent to the references to our firm under the headings “FINANCIAL HIGHLIGHTS” in the prospectus and “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

April 27, 2017